Filed by GoAmerica, Inc.
Pursuant to Rule 425 under the
Securities Act of 1933 and deemed filed pursuant
to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: GoAmerica, Inc.
Commission File No.: 0-29359

CONTACT:

Joe Karp
GoAmerica, Inc.
Tel: 201-527-1518
Email: jkarp@goamerica.com

GOAMERICA ADJOURNS SPECIAL STOCKHOLDER MEETING UNTIL MARCH 13, 2006

Company Urges Stockholders to Cast Votes and Makes New Relay Services Presentation Available on Website

HACKENSACK, NJ - February 27, 2006 -- GoAmerica, Inc. (NASDAQ: GOAM) today adjourned its Special Meeting of Stockholders until Monday, March 13, 2006 at 11:00 a.m. local time in order to provide GoAmerica stockholders with additional time to cast their votes. The Special Meeting was originally scheduled for today; however, the number of votes cast was slightly less than the number of shares required to constitute a quorum for the Special Meeting. Stockholders who have submitted their proxies to date have voted overwhelmingly "FOR" the proposal.

The purpose of the Special Meeting is for GoAmerica stockholders to approve the issuance of GoAmerica common stock pursuant to the Company’s merger agreement with Hands On, a leading provider of telecommunications relay and interpreting services for the deaf and hard of hearing market.

Stockholders of GoAmerica as of January 13, 2006 who hold (or held) their shares through a brokerage company or bank and have not voted should either vote their shares as directed on their proxy card or contact their broker. In addition, stockholders of record as of January 13, 2006 who have not received or cannot locate their proxy should call Georgeson Shareholder Services at 1-800-790-6795. Valid proxies submitted by GoAmerica stockholders prior to February 27, 2006 continue to be valid for purposes of the reconvened meeting to be held on March 13, 2006.

Stockholders of Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc. approved the merger agreement with GoAmerica at separate Special Meetings of Stockholders held on February 22, 2006.

Relay Services Overview

GoAmerica also announced today the availability of a telecommunications relay services overview presentation on its website, including a primer on the history of telecommunications relay services, information on industry providers, a market growth summary for IP-based services such as video and Internet relay, and reimbursement mechanisms that enable the availability of these services.

This presentation was jointly developed with Hands On, and is available online at http://www.goamerica.com/merger. Visitors can view this presentation by clicking on “Relay Services Overview” link on that page.

About GoAmerica
GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard-of-hearing or speech impaired.  The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting http://www.i711.com.

Safe Harbor
The statements contained in this news release that are not based on historical fact are "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve risks and uncertainties, including, but not limited to those of GoAmerica including:  (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies, including Hands On (if the merger is closed); (viii) our ability to generate revenue growth;
(ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) difficulties inherent in predicting the outcome of regulatory processes.  Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission.  Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries.  “GoAmerica” is a registered trademark of GoAmerica.  “i711”, “i711.com”, and “Clear Mobile” are trademarks, and “Relay and Beyond” is a service mark of GoAmerica.  Other names may be trademarks of their respective owners.

Additional Information
On July 6, 2005, GoAmerica entered into a merger agreement with Hands On Video Relay Services and related parties, as amended on October 28, 2005.

GoAmerica, Inc. filed a Registration Statement on SEC Form S-4 in connection with the merger with Hands On and the parties have mailed a joint proxy statement/prospectus to their stockholders containing information about the merger.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY.  THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT GOAMERICA, HANDS ON, THE MERGER AND RELATED MATTERS.  Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov.  In addition to the Registration Statement and the joint proxy statement/prospectus, GoAmerica files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements and other information filed by GoAmerica at the SEC public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on public reference facilities.  GoAmerica’s filings with the SEC also are available to the public at the web site maintained by the SEC at http//www.sec.gov.  Hands On, its directors, executive officers and certain members of management and employees may be soliciting proxies from Hands On’s stockholders in favor of the adoption of the merger and the merger agreement.  GoAmerica, its directors, executive officers, and certain members of management and employees may be soliciting proxies from GoAmerica’s stockholders to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement. A description of any interests that Hands On’s directors and executive officers, or that GoAmerica’s directors and executive officers, have in the merger is available in the joint proxy statement/prospectus.  This press release does not constitute an offer of any securities for sale.

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